Exhibit 32

                    CERTIFICATION PURSUANT TO
                     18 U.S.C. SECTION 1350,
                      AS ADOPTED PURSUANT TO
          SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


In connection with the annual report of Miller Petroleum, Inc. (the
"Company") on Form 10-KSB for the period ending April 30, 2003, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), we, Deloy Miller, Chief Executive Officer and Lawrence LaRue, Chief Financial Offier of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

     (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/Deloy Miller
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Deloy Miller
Chief Executive Officer
08/13/03


/s/Lawrence LaRue
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Lawrence LaRue
Chief Financial Officer
08/13/03